FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

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DW - Q4 2014 Drew Industries Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 24, 2015 / 04:00PM GMT

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

CORPORATE PARTICIPANTS
Renee Ketels Lambert, Edwards & Associates - Senior Associate
Jason Lippert Drew Industries Incorporated - CEO & Director
Joe Giordano Drew Industries Incorporated - CFO & Treasurer
Scott Mereness Drew Industries Incorporated - President & COO

CONFERENCE CALL PARTICIPANTS
Wenjun Xu Thompson Research Group - Analyst
Scott Stember Sidoti & Co. - Analyst
Robert Magic CJS - Analyst
Barry Kaplan Maple Tree Capital - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen, and welcome to the Q4 and year-end 2014 Drew Industries Incorporated earnings conference call. My Name is Towanda and I will be your co-ordinator for today.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to Renee Ketels, Senior Associate. Please proceed.

Renee Ketels - Lambert, Edwards & Associates - Senior Associate

Good morning everyone, and welcome to Drew Industries 2014 fourth-quarter and year-end conference call. I'm Renee Ketels with Lambert, Edwards, Drew's investor relations fund, and I am joined on the call today by members of Drew's management team. Including Jim Gero, Chairman of the Board; Jason Lippert, CEO and a Director; Scott Mereness, President; and Joe Giordano, CFO and Treasurer.

Management will be discussing fourth-quarter and year-end results in just a moment. But first they have asked me to inform you that certain statements made in today's conference call regarding Drew Industries and its operations, may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the Company cautions you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are discussed in the Company's earnings release, and the annual report on form 10-K and in its other filings with the SEC. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - Drew Industries Incorporated - CEO & Director

Thanks Renee, and thanks everybody for joining us on the call today. Today's announcement marks the fifth year in a row that we've increased our consolidated net sales on a year-over-year basis. And we're off to a record start for the beginning of 2015. This kind of year-over-year improvement isn't easy, but because we have invested heavily in customer service, product innovation and people, our historical drivers of success, we believe that we increase our odds for continued long-term success.

2014 was another record year of sales for Drew, reaching nearly $1.2 billion in sales, an increase of over 30% from just two years ago. This kind of growth always comes with a price, but despite the growth related cost incurred by the Company, we increased operating profit by 22%. Our investments for the future are important, and we believe that we have laid the foundations for continued long-term profitable growth.

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

In the last 12 months, as noted in the press release, we completed 5 acquisitions at an aggregate cost of more than $100 million. These acquisitions add $85 million in sales, bring us new products and customers, take us into new industries, as well as build on our already existing sales in adjacent industries. More importantly, we were able to increase the quality of our team through the addition of many talented new people, through these acquisitions. In a labor market that has proved increasingly difficult as of late.

Last year we increased our capacity by approximately 700,000 square feet on top of the existing 3 million-plus square feet, including our new furniture and mattress facility and our new aftermarket and customer service facility and new laminated door facility. We also added significant capital improvements through our extensive chassis operations.

Employee retention is another significant focus of ours and we are pleased to report that our employee turnover for the last calendar year has been reduced to half of what it was in 2012 and prior. Continued focus on reducing turnover will significantly help improve efficiencies in many ways. Our success at Drew has largely been based on the quality of our people and the unique culture we've developed. We believe that attracting and retaining talented individuals and creating an excellent work environment will be extremely important for continued success going forward.

In addition, we continue to focus on lean initiatives and automation. While 2014 was a solid year, and we made good strides in these areas, there are still more opportunities for us to take advantage of in 2015. As we look forward, we are excited about the opportunities that lie ahead. Our record sales for January, coupled with strong RV fundamentals, and demographic tail-winds, are a positive start for this year.

In addition to the RV industry, the momentum we gained in 2014 in the aftermarket, adjacent industries and international markets, should continue to benefit growth in 2015. Increasing net sales through projected industry growth, market share gains and acquisitions will continue to be a major focus as we move forward.

Further, we are placing continued emphasis on new products development and product enhancement through R&D. R&D has been an important part of our growth in the past, and it will certainly continue to play a big role in our success in the future. Growing capacity to efficiently serve our customers is important, and we have made numerous capacity expansions and capital investments to meet the anticipated increases in demand.

In 2015, leveraging these investments and fixed costs will be an important objective. As we stated in the release, we believe that with all the capital we added to this business in 2014 we have positioned ourselves well for 2015 and into 2016, without having to add near the level of capital expenditures to the business that we did last year.

As we always emphasis, our people are our highest priority and the key to our success. We feel privileged to serve our customer partners and are proud to work alongside our extremely talented family of managers and employees. Above all, we are a more successful business by developing strong and lasting relationships with all of these individuals. We are confident that our commitment to this relationship focused philosophy will continue to yield substantial benefits over the long-term. Now I'm going to ask Joe to provide a few additional comments and then we'll take some questions.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Thank you Jason. In 2014 our sales growth was strong. With net sales growing by more than $175 million, as Jason said making 2014 the fifth year in a row of consolidated net sales growth of more than $100 million. And over those years our net sales have nearly tripled. Cumulatively growing by almost $800 million from $400 million to $1.2 billion.

Our sales growth over this five-year period, as well as our sales growth in 2014, was due to increased industry-wide RV production, increases in content and the completion of numerous acquisitions. Acquisitions over the past several years have been important part of our long-term growth strategy. Adding existing sales, products and personnel to the acquired company, as well as new customer relationships which have provided opportunities to sell our existing products.

The acquisitions completed in 2014 added a full-year run rate of approximately $67 million in net sales. Specifically, the net sales resulting from these acquisitions all relate to the RV segment and added about $36 million to our 2014 full-year sales. Based on the total historical sales of $67 million and assuming each of these acquisitions completed in 2014 had been accomplished at the beginning of 2014, our consolidated net sales would have increased by an additional $31 million for 2014. And in 2015 we hope to increase these acquired sales.

While we are pleased with our sales growth in 2014 we are continuing to pursue new market opportunities, develop new products and make improvements to our existing products, which are part of our long-term strategic plan for growth. Acquisitions also continued to remain key component of our growth plans for the future. And in January 2015, we completed the acquisition of EA Technologies with annual sales of approximately $17 million, of which approximately 75% was to adjacent industries, with the balance for the RV industry.

EA will be included in our RV segment going forward. EA Technologies has solid relationships in the bus, automotive, medium duty truck and trailer markets, which we believe will help accelerate our industry diversification and product innovation. Our top priority for cash and borrowings remains the same. Make attractive investments and expect to produce above average returns.

In order to meet the rising demand for our products, we have added capacity and realigned many of our facilities to gain efficiencies where needed. As noted in the press release, 2014 was impacted by the cost of growth and expansion. And as a result, our year-over-year incremental margin was negatively impacted. However, we believe that the investments in our business that we made in 2014, are fundamental for the long term growth and prosperity of the Company.

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

And as we noted, we believe these costs will not be of the same magnitude in 2015, as we should be able to leverage the fixed cost added in 2014 to meet the increased demands expected for 2015 and after. On a year-over-year basis, our SG&A costs remain relatively steady as a percent of sales. The increase in the total amount of SG&A was primarily due to the fixed cost added from the 2014 acquisitions and the variable nature of our selling and delivery costs, which comprised approximately 30% of SG&A.

Further, over the last year or so we've added fixed SG&A costs to meet the corresponding organic increase in sales. Thank you for your time, that is the end of our prepared remarks. Towanda, we're ready to take questions.

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

QUESTION AND ANSWER

Operator

(Operator Instructions)

Kathryn Thompson, Thompson Research Group.

Wenjun Xu - Thompson Research Group - Analyst

This is Wenjun sitting in for Kathryn. Can you provide a bit more color on how start up raw material inflation and health insurance each affected the RV segment operating margins this quarter. If I remember correctly, the increase in insurance cost was first mentioned in Q3 2014, so for year-over-year comparison, would that continue to be a factor for the first half of this year? Also, if you can comment on the price increases you recently implemented, how soon can the benefit expect to flow through?

Jason Lippert - Drew Industries Incorporated - CEO & Director

We'll try to tackle that question, Wenjun. With the pricing, I think we've stated that most of that's taken place in first quarter, the price increases to cover material cost increases from -- that we saw in the last couple of quarters of last year. With respect to all the cost that we added to the business, we added over $42 million in CapEx and then we had another $100 million in acquisitions, and there's a lot of start up plant cost, there was a lot of transition costs for plants moved.

There's a couple of facilities that we closed down to move to other facilities where we consolidated. So there was a lot of that all at once, alongside all the acquisition transition. So we bit off a lot last year and we executed pretty well I think, but there's always a lot of things that pop up in those moves and startups and transitions and consolidations, that pop up and that's what we've been talking about here through the release in the early part of the call here. As far as healthcare I'll let Joe and Scott comment on the outlook for 2015, to answer that part of your question.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Sure, thanks Jason. The cost of -- I think we spelled it out a little bit in the press release in terms of the impacts for the quarter of the facility startup cost being about $0.02 for the quarter and roughly about $0.09 for the year. Those are costs, again as Jason said, incurred with opening of the two new facilities, the relocation and realignment of certain other facilities, cost which we would expect generally not to happen again in 2015, as we built the foundation up.

But as Jason said, there are other costs that we also spent time and effort and focus of management in doing all of those type of activities this year. In terms of the healthcare and raw material cost, again to quantify for the quarter, and this is on a year-over-year basis for the fourth quarter, it was about a $0.10 per diluted share negative impact. Last quarter it was similar and we had talked about a 50/50 split between healthcare and raw material costs. This quarter is probably a little bit higher on the healthcare cost, maybe a 60/40 type of split between the two. Again was about 90% similar to our sales of these costs, residing in the RV segment, I know Scott maybe have something to add there on those costs.

Scott Mereness - Drew Industries Incorporated - President & COO

No, in the late fourth quarter we had our annual health insurance enrollment and that enrollment was roughly flat, up just under 1%. Going forward that number should not continue to impact us like it did in 2014.

Wenjun Xu - Thompson Research Group - Analyst

You said flat, so for Q2 2015, we should not be expecting the insurance cost impact, correct?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Correct. We're expecting for 2015 that our health insurance cost as a percentage of sales to remain relatively consistent.

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

Wenjun Xu - Thompson Research Group - Analyst

Also, my second question is on winter weather. Winter weather was a big factor last year on January sales, while this year's January was warmer, snowfalls in some parts of the country this month are affecting some industries. What are you currently seeing in terms of order trends and the impact from weather?

Jason Lippert - Drew Industries Incorporated - CEO & Director

It's really been a non-issue this year. Compared to a year like last year.

Wenjun Xu - Thompson Research Group - Analyst

Thanks, that's all my questions for today. Thank you.

Operator

Scott Stember, Sidoti.

Scott Stember - Sidoti & Company - Analyst

Your aftermarket business, notably in the RV side, was off the charts, it looks like it tripled this quarter versus a year ago. Obviously there was some acquisitions related to Duncan in there, but could you talk about some of the items organically that were successful this quarter, maybe just pinpoint a few of them?

Jason Lippert - Drew Industries Incorporated - CEO & Director

I think it's really across the board, it's all products. I think the easiest way to look at our aftermarket business is to note that for the last 10 years solid we've been putting a lot of product out into the field through the OEM equipment. And a lot of those products that we built have moving parts and experience a lot of wear and tear and I don't know -- I don't think there's ever been a cycle pinpointed where it's X amount of years. It depends on the amount of use every RV season, every RV is different based on the type of use it gets.

Certainly over the course of 10 years we're going to see a lot more of the aftermarket input to our business than what we would have seen 5 or 7 years ago. What we're seeing is a lot of replacement on items and on some of the slide-out mechanisms and things, parts like that have moving parts and pieces. Really for a lot of the products we supply, we're the go-to -guy, it's a unique product and when dealers need those products for fulfillment they've got to come to us for it.

So we're really working hard to scale that part of our business to really meet the demands of the dealers that are servicing the RVs out there by the thousands. And just trying to do the best job we can, but really it's across a lot of different product lines. In fact those with slide-outs, parts and pieces like that. A window's not going to need to be replaced obviously as much as a slide-out that's moving in and out all the time, or jacks that are moving up and down all the time. If that makes any sense.

Scott Stember - Sidoti & Company - Analyst

Absolutely. Maybe just talk about the international side, I think last quarter you had indicated you had a very good showing for some of your slide-out products at a show in Dusseldorf, and that you had some subsequent conversations with some OEMs. Can you maybe just talk about where you stand on that front right now?

Jason Lippert - Drew Industries Incorporated - CEO & Director

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

I think that where we're at is, it's still early innings, a broad comment, people are taking notice, the customer that introduced it at Dusseldorf, they've got their season coming now and they're building multiple units out there to get to their dealer body and show off. So it's going to be similar to probably how it started in the US in the late 1980s, early 1990s where our customer came out and built a handful of them and it gains acceptance and people started talking about it and asking more for it.

We're working probably with a handful of customers now that are trying to learn about how to engineer it into a unit that typically doesn't have a slide and there's a lot that has to go on there to teach and train and help them build a unit that takes a slide-out. We're going to a lot of that early stage type work right now and feel that it'll gain momentum no different than the US did.

Everybody that's seen it really likes it, there's more room and their units are very small over there so they really need, in our opinion, in most people's opinions, they need the space more than we do. We already build big coaches, but their coaches are limited to the vehicle sizes over there which are much smaller. We're really positive about it, if that helps answer your question.

Scott Stember - Sidoti & Company - Analyst

That's perfect. And last question, on the MH side of the business, now that it seems that we've anniversaried one of the industry's top OEM's started doing a lot more product in house. It sounds as if we should really benefit from what the industry could potentially do if you were to peg it to new home sales. Could you talk about, from a capacity standpoint and the margin standpoint, incremental margin standpoint, the potential in that side of the business if you were to see a high-single digit or low-double digit growth in that area this year?

Scott Mereness - Drew Industries Incorporated - President & COO

In terms of a capacity standpoint, we wouldn't have to add any fixed cost for the foreseeable future to be able to handle a moderate uptick in sales. From an incremental margin standpoint I'll let Joe comment on that piece but it's --

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Scott, in terms of an incremental margin, we should be in the 15% to 20% range and I may even say closer to the 20% range is what our MH business has historically been at. Let's keep it in perspective of the MH side. It's a very positive, so I want to make sure we understand that 10% uptick is 6,000 homes, 6,000 homes at $1,200 of content is $7 million, $7.5 million of sales; 20% increment margin is $1.5 million which is give or take about $0.03 per share. It's real positive, I'll take it any day of the week, we all will, but I want to make sure that we understand that double-digit growth there has a much less of a significant impact than any positive on the RV side of our business.

Jason Lippert - Drew Industries Incorporated - CEO & Director

And the industry certainly has the ability to grow year over year, so that's what we're most excited about and hopeful for, is that it makes a little bit of a run here. We're seeing some good times and we've made some positive market share moves in the recent past and we hope there's more in both of that in the near future.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Absolutely.

Scott Stember - Sidoti & Company - Analyst

Excellent. Thanks so much for taking my questions.

Operator

Dan Moore, CJS.

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

Robert Magic - CJS - Analyst

This is Robert Magic filling in for Dan. This time last year dealers were caught a little flat-footed without enough inventory, and they seem to be making sure this doesn't happen again this year. As you talk to dealers, how much of the strength you're seeing right now reflects stronger retail demands at lots, and how much represents shippings been pulled from Q1 and Q2?

Jason Lippert - Drew Industries Incorporated - CEO & Director

It's hard to give you a specific answer to that question, but if you're reading all of the RV news coming off the dealership lot for the retail shows, it's all super positive. There's a couple of shows a week typically, and they've been doing so shows nonstop every week since the second or third week in January when they kicked off at Cleveland, and all the shows have been super positive as far as retail traffic.

We're not hearing a lot about difficulty with getting shipments to dealerships. We know from talking to OEs over open house in Louisville that dealers went in a little bit bigger this year because of their anticipation of a good selling season. The first four months of this calendar year.

All signs point to the positive and OEs are real positive right now. They're still building out there, into April right now. Retail and dealers are all talking about strong seasons, so all the factors are positive right now. It's hard to put a number on some of the questions that you have, but it's all better than last year.

Robert Magic - CJS - Analyst

Great to hear. Given some of the token acquisitions you've made recently, what are your expectations for growth and content per RV, over the next 12 months?

Jason Lippert - Drew Industries Incorporated - CEO & Director

That's a good question. I think if you, we were just talking about this before the call, if you look at the recent five acquisitions that we've made, there's not much towable sales coming out of those business into the towable RV business, which is really the crux of our sales. I think that demonstrates our willingness and ability to really get out there and look at businesses outside of our core and we're getting more comfortable with that.

We're finding great industries, great people and great opportunities, and all these businesses that we've looked at show a lot of growth potential. So we're excited and we're hoping that the investment community gets excited about it too, because everybody talks about the high market shares that we have and I think that these last five acquisitions we've done in the last 12 months are our biggest 12 months of acquisitions ever. We've gone outside our core and we're really focusing on some adjacent markets that have some huge potential. As far as content goes, just to answer your question, I don't think we've got a content number for motorhomes and RVs on actual and starting to sign a couple of the businesses that we bought that had content was pretty small.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

We've talking a little bit about our historical run rate in terms of content growth on towables and we've talked it being in that $100 to $120 a year average, excluding acquisition, and 2014's growth was right in that range. We're right in the middle of that range and demonstrates that there still is opportunities for us out there to grow content on our existing products and potentially through new products and product enhancement.

Jason Lippert - Drew Industries Incorporated - CEO & Director

Content growth is going to come huge to our continued focus on new product development. That's where it is coming from.

Robert Magic - CJS - Analyst

Thank you.

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

Operator

(Operator Instructions)

Barry Kaplan, Maple Tree Capital.

Barry Kaplan - Maple Tree Capital - Analyst

On the decline in investments going forward that you refer to relative to 2014, I wonder, could you give us some sort of sense of the breakdown of that decline between operating expenses and capital spending and just in general if you could give us some feel for the capital spending level that you're thinking in 2015?

Then, secondly, coming back to the question you had about the weather, in the press release there was reference to the strength of January, but also there was a little bit of weather anomaly that you talked about, I'm just want to get a sense of how much of an impact that had as we think about how much carryover we might see in February and March. Of that strength.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Thanks Barry, I'll will cover the, at least the first two pieces, but in terms of capital expenditures we spent about $42.5 million in 2014. Our current projection for 2015 is that capital expenditures would be, give or take, $30 million to $35 million, and again we're very focused on that and try to keep that as under control and as low as we possibly can. Knowing that, historically our maintenance CapEx has been roughly about 2% of our historic sales.

In terms of the facility realignment and some start up cost, for the full-year 2014 we incurred about $0.09, as noted in the press release. As we go forward, there are facility startup costs that I think happened, we think happen every year. But the magnitude that we expect in 2015, we expect to be significantly lower than what we incurred in 2014.

In terms of January, and I think Jason kind of touched on it here briefly, it's very difficult to know that 41% increase or even 34% ex-acquisitions, how much of it is due to weather last year versus this year, or how much is just due to the strong retail demand that we're seeing. The fourth quarter was about 15% I think, for the entire industry in terms of retail demand accelerating from what we saw earlier in 2014. I think it goes hand-in-hand with what we saw in consumer confidence towards the end of the year. Even December, although it's one month, and I hate drawing a trend line off of one month, 25% increase in retail just for the month of December. Again it's only one month.

While those factors are rolling into the January number, coupled with our organic growth in market share gains, not only in the RV industry but in other industries, and another month of shipping Blue Bird windows for example in our adjacent industries, all those are the positive factors leading into that 34%. So I think it's difficult to isolate out just what may have been weather out of those pieces.

Barry Kaplan - Maple Tree Capital - Analyst

Fair enough, thanks a lot.

Operator

With no further questions in queue, I would now like to turn the conference over to Mr. Jason Lippert for closing remarks.

Jason Lippert - Drew Industries Incorporated - CEO & Director

I just want to thank everybody for tuning in on the call today and we will plan on seeing you next quarter at our next quarter's earnings release. Thank you.

Operator

FEBRUARY 24, 2015 / 04:00PM GMT, DW - Q4 2014 Drew Industries Inc Earnings Call

Thank you for joining today's conference. That concludes the presentation. You may now disconnect and have a great day.

Editor

COMPANY DISCLAIMER

This transcript contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, employee benefits, employee retention, inventory levels of retail dealers and manufacturers, changes in zoning regulations for manufactured homes, seasonality and cyclicality in the industries to which we sell our products, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the pace of and successful integration of acquisitions and other growth initiatives, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with increased governmental regulation, information technology performance and security, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our subsequent filings with the Securities and Exchange Commission. We disclaim any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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